                                                                     EXHIBIT 4.3

                   REGISTRATION AND PARTICIPATION AGREEMENT
                   ----------------------------------------


          REGISTRATION AND PARTICIPATION AGREEMENT, dated as of November 30, 1993, among RACI Holding, Inc., a Delaware corporation (the "Company"), and The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership (the "C&D Fund").

          1.  Background.  (a)  RACI Acquisition Corporation, a Delaware
              ----------
corporation and wholly-owned subsidiary of the Company (to be renamed Remington Arms Company, Inc.) ("Remington"), is a party to an Asset Purchase Agreement, dated as of November 24, 1993 (the "Purchase Agreement"), with E.I. du Pont de Nemours and Company, a Delaware corporation ("DuPont"), and Remington Arms Company, Inc., a Delaware corporation ("RAC"), pursuant to which Remington agreed to acquire the RAC Business, the Fishline Assets and the Related RAC Assets (as such terms are defined in the Purchase Agreement) and assume certain of the liabilities of RAC from DuPont and RAC (the "Acquisition").

          (b) In connection with the Acquisition, the Company is or will be a party to a Stock Subscription Agreement, dated as of the date hereof (the "Fund Stock Subscription Agreement"), between the Company and the C&D Fund, pursuant to which the Company has agreed to issue not less than an aggregate of 750,000 shares of Class A Common Stock (as hereinafter defined) to the C&D Fund.

          (c) The Company may in the future issue or sell shares of Class A Common Stock to certain Individual Investors (as hereinafter defined) pursuant to appropriate forms of stock subscription agreements (the "Individual Investor Stock Subscription Agreements"), or certain non-employee directors or other purchasers (the "Subsequent Purchasers") pursuant to appropriate forms of stock subscription agreements (the "Director Stock Subscription Agreements"). The Company or the C&D Fund may in the future issue or sell shares of Class A Common Stock to certain key executives and employees of the Company or one of its subsidiaries ("Subsequent Management Purchasers") or grant options to purchase shares of Class A Common Stock to Subsequent Management Purchasers or Subsequent Purchasers, in each case pursuant to appropriate forms of stock subscription agreements (the "Subsequent Stock Subscription

Agreements") or stock option agreements, plans or arrangements (the "Subsequent Stock Option Agreements").

          (d) The Subsequent Management Purchasers, the Subsequent Purchasers and any trusts holding shares of Class A Common Stock or options to purchase shares of Class A Common Stock for the benefit of relatives of any Subsequent Management Purchaser or Subsequent Purchaser who is an employee of the Company or one of its subsidiaries are referred to herein collectively as the "Management Stockholders". The Fund Stock Subscription Agreement, the Individual Investor Stock Subscription Agreements, the Director Stock Subscription Agreements, the Subsequent Stock Subscription Agreements and the Subsequent Stock Option Agreements are referred to herein collectively as the "Stock Subscription Agreements".

          (e) This Agreement shall become effective with respect to any Registrable Securities (as hereinafter defined) upon the issuance or sale of Common Stock (as hereinafter defined) to any party pursuant to any Stock Sub scription Agreement that provides such Common Stock shall be Registrable Securities, it being understood that, with respect to Registrable Securities to be issued in the future, any such Stock Subscription Agreement will provide that the shares of Class A Common Stock sold thereunder are entitled to the rights and subject to the obligations created hereunder, provided that such issuance
                                                  --------
or sale shall have been consented to in writing by, or be to, the C&D Fund.

        2.  Definitions. For purposes of this Agreement, the following terms
            -----------
shall have the following respective meanings:

        "Acquisition":  See Section 1.
         -----------

        "Affiliate":  With respect to any Person, any other Person directly or
         ---------
indirectly Controlling, Controlled by or under common Control with such first Person, provided that any director or member of management or other employee of
        --------
the Company or any of its Subsidiaries shall not be deemed to be an Affiliate of the C&D Fund.

        "C&D Fund":  See Section 1.
         --------

        "C&D Sale":  See Section 5.1.
         --------

        "CD&R": Clayton, Dubilier & Rice, Inc., a Delaware corporation, and its
         ----
successors.

        "Class A Common Stock": The Class A Common Stock, par value $.01 per
         --------------------
share, of the Company.

        "Class B Common Stock": The Class B Common Stock, par value $.01 per
         --------------------
share, of the Company.

        "Common Stock": The Class A Common Stock and the Class B Common Stock.
         ------------

        "Company": See the introduction to this Agreement.
         -------

        "Control": The power to direct the affairs of a Person by reason of
         -------
ownership of voting stock, by contract or otherwise.

        "Director Stock Subscription Agreements":  See
         --------------------------------------
Section 1.

        "DuPont":  See Section 1.
         ------

        "Excess Number":  See Section 4(b).
         -------------

        "Exchange Act":  The Securities Exchange Act of 1934, as amended, or
         ------------
any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

        "Fund Stock Subscription Agreement":  See Section 1.
         ---------------------------------

          "Individual Investors":  Senior executives of corporations in which
           --------------------
entities managed or sponsored by Clayton, Dubilier & Rice, Inc. have made equity investments.

        "Individual Investor Stock Subscription Agreement": See Section 1.
         ------------------------------------------------

        "Management Stockholders":  See Section 1.
         -----------------------

        "NASD": National Association of Securities Dealers, Inc.
         ----

        "NASDAQ":  The Nasdaq National Market.
         ------

        "Offer":  See Section 5.1.
         -----

        "Offered Securities":  See Section 5.2.
         ------------------

        "Person":  Any individual, corporation, partner ship, joint venture,
         ------
trust, business association, governmental entity or other entity.

        "Proportionate Share":  See Section 5.2.
         -------------------

        "Public Market":  A "Public Market" for the Company's Common Stock
         -------------
shall be deemed to have been established at such time as 30% of the Common
Stock (on a fully diluted basis) has been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

        "Purchase Agreement":  See Section 1.
         ------------------

        "Qualifying Number":  50,000 shares of Class A Common Stock (excluding
         -----------------
any sales or transfers by the C&D Fund to any Management Stockholders).

        "Qualifying Sale":  See Sections 4(b) and (c).
         ---------------

        "RAC":  See Section 1.
         ---

        "Registrable Securities":  (a) Any Class A Common Stock or Class B
         ----------------------     -
Common Stock issued or to be issued pursuant to the Stock Subscription Agreements (including upon exercise of options granted pursuant to the Subsequent Stock Option Agreements), upon the issuance thereof pursuant to any such Stock Subscription Agreement that provides that such Common Stock shall be Registrable Securities, subject to Section 1(e) hereof, (b) any Class A Common
                                                         -
Stock issued upon conversion of the Class B Common Stock referred to in clause
(a) above, (c) any Class B Common Stock issued in exchange for the Class A
            -
Common Stock referred to in clauses (a) or (b) above, (d) any shares of Common
                                                       -
Stock issued pursuant to the terms of, and under the circumstances set forth in,
Section 5, and (e) any securities issued or issuable with respect to any Common
                -
Stock referred to in the foregoing clauses (i) upon any conversion or exchange
                                            -
thereof, (ii) by way of stock dividend or stock split, (iii) in connection with
          --                                            ---
a combination of shares, recapitalization, merger, consolidation or other reorganization or

(iv) otherwise, in all cases subject to the penultimate paragraph of Section
 --
3.3. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement
                                               -
(other than a Special Registration pursuant to which such securities were issued by the Company) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall
                                                    -
have been distributed to the public pursuant to Rule 144, (C) subject to the
                                                            -
provisions of the second paragraph of Section 7.1, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.

          "Registration Expenses":  All expenses incident to the Company's
           ---------------------
performance of its obligations under or compliance with Section 3, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incident to such performance and compliance, but not including
(a) fees and disbursements of counsel retained by the holders of Registrable
 -
Securities, or (b) any underwriting discounts or commissions or any transfer
                -
taxes.

        "Remington":  See Section 1.
         ---------

        "Requisite Percentage of Stockholders":  The holder or holders of at
         ------------------------------------
least (a) as to the initial request under Section 3.1, 50% (by number of shares)
       -
of the Registrable Securities at the time outstanding or (b) as to any other
                                                          -
request, 20% (by number of shares) of the Registrable Securities at the time outstanding.

        "Rule 144": Rule 144 (or any successor provision) under the Securities
         --------
Act.

        "Sale Notice":  See Section 4(a).
         -----------

        "Securities Act":  The Securities Act of 1933, as amended, or any
         --------------
successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

        "Securities and Exchange Commission":  The Securities and Exchange
         ----------------------------------
Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

        "Special Registration":  (a) The registration of shares of equity
          --------------------     -
securities and/or options in respect there of to be offered to directors and members of management and employees of the Company or its direct or indirect Sub sidiaries, and Individual Investors, or (b) the registration of equity
                                         -
securities and/or options in respect thereof solely on Form S-4 or S-8 or any successor form.

        "Stock Subscription Agreements":  See Section 1.
         -----------------------------

        "Subsequent Management Purchasers":  See Section 1.

        "Subsequent Purchasers":  See Section 1.
         ---------------------

        "Subsequent Stock Option Agreements":  See Section 1.
         ----------------------------------

        "Subsequent Stock Subscription Agreements":  See Section 1.
         ----------------------------------------

        "Subsidiary":  With respect to any Person, any corporation, a majority
         ----------
of the outstanding voting securities of which is owned, directly or indirectly, by that Person.

          3.    Registration.
                ------------

          3.1  Registration on Request.
               -----------------------

          (a)  Requests.  Subject to the provisions of Section 3.6, at any time
               --------
or from time to time the Requisite Percentage of Stockholders shall have the right to make one or more written requests that the Company effect the registration under the Securities Act of all or part of the Registrable Securities of the holder or holders making such request, which requests shall specify the intended method of disposition thereof by such holder or holders, and upon any such request the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

          (i) the Registrable Securities which the Company has been so requested to register, and

         (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that the Company shall not be required under this Section
            --------
3.1 to effect a registration under the Securities Act if the aggregate number of Registrable Securities referred to in clauses (i) and (ii) of this Section 3.1(a) shall be less than 20% of the Registrable Securities at the time outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated initial public offering of the Common Stock unless such offering is solely a primary offering, the Requisite Percentage of Stockholders shall receive notice of such fact and shall be deemed to have withdrawn their request under this Section 3.1 and such registration shall not be deemed to have been effected pursuant to this Section 3.1.

          (b)  Registration Statement Form.  Each registration requested
               ---------------------------
pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form has been agreed to in writing by holders holding at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1. At any time after the Company has issued and sold any shares of its capital stock registered under an effective registration statement under the Securities Act, or after the Company shall have registered any class of equity securities pursuant to Section 12 of the Exchange Act, it will use its best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereinafter adopted).

          (c)  Expenses.  The Company will pay all Registration Expenses in
               --------
connection with the first three registrations which are effected as requested under Sec tion 3.1(a). The Registration Expenses in connection with each other registration, if any, requested under this Section 3.1 shall be apportioned among the holders whose Registrable Securities are then being registered, on the basis of the respective amounts (by number of shares) of Registrable Securities then being registered by them or on their behalf. However, in the case of all registrations requested under Section 3.1(a), the Company shall pay all amounts in respect of (i) any allocation of salaries of personnel of the Company and its
               -
Subsidiaries or other general overhead expenses of the Company and its Sub-sidiaries or other expenses for the preparation of financial statements or other data normally prepared by the Company and its Subsidiaries in the ordinary course of its business, (ii) the expenses of any officers' and directors'
                         --
liability insurance, (iii) the expenses and fees for listing the securities to
                      ---
be registered on each exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on an exchange selected by the Company and (iv) all fees associated with filings required to be
                             --
made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD). Notwithstanding the provisions of this
Section 3.1(c) or of Section 3.2, each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller by applicable law.

          (d)  Inclusion of Other Securities.  The Company shall not register
               -----------------------------
securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration.

          (e)  Effective Registration Statement.  A registration requested
               --------------------------------
pursuant to Section 3.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 3.3(b), provided that a
                                                                 --------
registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holders.

          (f) Pro Rata Allocation.  If the holders of a majority (by number of
              -------------------
shares) of the Registrable Securities for which registration is being requested pursuant to Section 3.1(a) determine, based on consultation with the managing underwriters or, in an offering which is not underwritten, with an investment banker, that the number of securities to be sold in any such offering should be limited due to market conditions or otherwise, all holders of Registrable Securities proposing to sell their securities in such registration shall share pro rata in the number of securities being offered (as determined by the holders holding a majority (by number of shares) of the Registrable Securities for which registration is being requested in consultation with the managing underwriters or investment banker, as the case may be) and registered for their account, such sharing to be based on the number of Registrable Securities as to which registration was requested by such holders, respectively.

          3.2.  Incidental Registration.  If the Company at any time proposes to
                -----------------------
register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and, upon the written request of any holder of Registrable Securities made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities

Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:
                                                --------

          (a) if such registration shall be in connection with the initial public offering of Common Stock, the Company shall not include any Registrable Securities in such proposed registration if the Company's Board of Directors shall have determined, after consultation with the managing underwriters for such offering, that it is not in the best interests of the Company to include any Registrable Securities in such registration;

          (b) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under Section 3.1; and

          (c) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering,

               (i) the Company shall include in such registration the number (if any) of Registrable Securities so requested to be included which in the opinion of such underwriters or investment banker, as the case may be, can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included other than Registrable Securities unless all Registrable Securities requested to be so included are included therein, and

              (ii) if in the opinion of such underwriters or investment banker, as the case may be, some but not all of the Registrable Securities may be so included, all holders of Registrable Securities requested to be included therein shall share pro rata in the number of shares of Registrable Securities included in such public offering on the basis of the number of Registrable Securities requested to be included therein by such holders, provided that, in the case of a registration
                                   --------
          initially requested or demanded by a holder or holders of securities other than Registrable Securities, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such public offering requested to be included therein), and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities.

          The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2. No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1.

          3.3.  Registration Procedures.  If and whenever the Company is
                -----------------------
required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will promptly:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective;

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

          (c) furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the Securities and Exchange Commission in connection with such registration, which documents will be subject to the review of such counsel;

          (d) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

          (e) use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

          (f) in connection with an underwritten public offering only, furnish to each seller a signed counterpart, addressed to the sellers, of

               (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement, and

              (ii) a "comfort" letter signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement,

     covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (g) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement;

          (i) notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective
                -
     amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Securities and
                                       --
     Exchange Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the
                                                                ---
     issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of
                                                                          --
     the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

          (j)  use its best efforts (i) (A) to list such securities on any
                                     -   -
     securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (B) if
                                                                          -
     such listing is not practicable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD, and (ii) to provide a transfer agent and
                                         --
     registrar for such Registrable Securities not later than the effective date of such registration statement; and

          (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus.

          The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

          The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, unless such disclosure is required by law.

          By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in Sec tion 3.3(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

          Although shares of Class A Common Stock issuable upon the exercise of options and shares of Class B Common Stock are included in the definition of Registrable Securities, the Company shall, in respect of any such Registrable Securities requested to be registered pursuant hereto, be required to include in any registration statement only shares of Class A Common Stock issuable upon conversion of or pursuant to such Registrable Securities and only if the Company has received assurances, reasonably satisfactory to it, in the case of shares issuable upon exercise of options, that such options will be exercised and in the case of Class B Common Stock that such Registrable Securities will be converted into shares of Class A Common Stock, in each case, promptly after such registration statement has become effective or the sale to an underwriter has been consummated so that only Class A Common Stock shall be distributed to the public under such registration statement.

          Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company shall have no obligation to prepare or file any registration statement prior to the time that financial information required to be included therein is available for inclusion therein.

          3.4.  Underwritten Offerings.  The provisions of this Section 3.4 do
                ----------------------
not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration which is an underwritten offering.

          (a)  Underwritten Offerings Exclusive.  Whenever a registration
               --------------------------------
requested pursuant to Section 3.1(a) is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

          (b)  Underwriting Agreement.  If requested by the underwriters for any
               ----------------------
underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1(a), the Company (and, if thereby requested by the holders of a majority of the Registrable Securities to be registered, Remington) shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company (and, if requested, Remington) and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.7. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company (and, if requested, Remington) to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities.

          (c)  Selection of Underwriters.  Whenever a registration requested
               -------------------------
pursuant to Section 3.1(a) is for an underwritten offering, the Company will have the right to select the managing underwriters to administer the offering and the managing underwriters shall be of nationally recognized standing. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be dis-tributed by or through one or more underwriters, the Company will have the right to select the managing underwriters, and the managing underwriters shall be of nationally recognized standing.

          (d)  Incidental Underwritten Offerings.  Subject to the provisions of
               ---------------------------------
the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and will use its best efforts, if requested by any holder of Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such under writers. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company (and, if applicable, Remington) and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company (and, if applicable, Remington) to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company, Remington or the underwriters other than representations, warranties or agreements regarding such holder and such holder's intended method of distribution.

          (e)  Hold Back Agreements.  If and whenever the Company proposes to
               --------------------
register any of its equity securities under the Securities Act for its own account (other than pursuant to a Special Registration) or is required to use its best efforts to effect the registration of any Regis trable Securities under the Securities Act pursuant to Sec tion 3.1 or 3.2, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, and to use such holder's best efforts not to effect any such public sale or distribution of any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company (other than as part of such public offering) within 20 days prior to and 180 days after the effective date of such registration statement, and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time other than in a public offering to enter into a similar agreement with the Company. The Company further agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or ex changeable or exercisable for such securities, within 20 days prior to and 180 days after the effective date of such registration statement (except as part of such under written public offering or pursuant to a registration on Form S-4, S-8 or any successor forms).

          3.5.  Preparation; Reasonable Investigation.  In connection with the
                -------------------------------------
preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement there to, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          3.6.  Other Registrations.  If and whenever the Company is required to
                -------------------
use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not effect any registration of any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of six months shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration agreement with respect to any of its securities.

          3.7.  Indemnification.
                ---------------

          (a)  Indemnification by the Company.  In the event of any registration
               ------------------------------
of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supple ment in reliance upon and in conformity with written information furnished to the Company by such seller or par ticipating person expressly for use in the preparation thereof or that arises out of or is based on such seller's or participating person's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after the Company has furnished such seller with a sufficient number of same, and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

          (b)  Indemnification by the Sellers.  The Company may require, as a
               ------------------------------
condition to including any Registrable Securities in any registration statement filed pursuant to Section 3.3, that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such securities, to indemnify and hold harmless (in the same manner and to the extent as set forth in Section 3.7(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided that the liability of each such
                                     --------
seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c)  Notices of Claims, etc.  Promptly after receipt by an indemnified
               ----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice
             --------
as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified
                                               --------
party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indem nified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d)  Other Indemnification.  Indemnification similar to that specified
               ---------------------
in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by (i) the Company and each seller of Registrable
                   -
Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act and (ii) Remington upon
                                                          --
request by the holders of a majority of the Registrable Securities to be registered with respect to any such registration or qualification, or any registration of such securities under the Securities Act pursuant to Section 3.1 or 3.2.

          (e)  Other Remedies.  If for any reason the foregoing indemnity is
               --------------
unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such
                                                                 -
proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation
                                                          --
provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 3.7 if such indemnification were enforceable under applicable law.

          (f)  Officers and Directors.  As used in this Section 3.7, the terms
               ----------------------
"officers" and "directors" shall include the partners of the holders of Registrable Securities which are partnerships.

           4.  Participation Rights.  So long as any Registrable Securities
               --------------------
remain outstanding and a Public Market has not been established with respect to the Common Stock, the C&D Fund hereby agrees not to make any sale or transfer of Common Stock owned by the C&D Fund which would constitute a Qualifying Sale, except pursuant to the following provisions of this Section 4:

          (a) At least 30 days prior to making any sale or transfer of Common Stock which would constitute a

     Qualifying Sale, the C&D Fund will deliver a written notice (the "Sale Notice") to the Company and the holders of Registrable Securities. The
     Sale Notice will fully disclose the identity of the prospective transferee and the terms and conditions of the proposed transfer. The C&D Fund agrees not to consummate any such transfer until at least 30 days after the Sale Notice has been delivered to such holders, unless the C&D Fund has received notices from each holder of Registrable Securities indicating whether or not such holder has elected to participate in such Qualifying Sale and the number of shares to be sold by each such holder so electing to participate has been finally determined pursuant hereto prior to the expiration of such 30-day period. The holders of Registrable Securities may elect to participate in the contemplated sale by delivering written notice to the C&D Fund and the Company within 30 days after their receipt of the Sale Notice. If such a holder of Registrable Securities elects to participate in such sale, such holder will be entitled to sell (pro rata on the basis of the number of shares of Registrable Securities then held by such holder, unless all such holders otherwise agree among themselves to a different allocation) in the contemplated sale, at the same price and on the same terms, a number of shares of Registrable Securities equal to the product of
     (i) the quotient determined by dividing (A) the percentage of Registrable Securities then held by the holders of Registrable Securities so electing to participate by (B) the aggregate percentage of the Registrable Securities represented by the Registrable Securities then held by the C&D Fund and the holders of Registrable Securities so electing to participate and (ii) the number of shares of Registrable Securities such transferee has agreed to purchase in the contemplated sale (or, in the case of a "Qualifying Sale" within the meaning of clause (ii) of Section 4(b), the Excess Number of shares which such transferee has agreed to purchase). Any Registrable Security proposed to be included in any such contemplated sale that is not, but is convertible into, Common Stock of the same class as that proposed to be sold by the C&D Fund shall be converted into Common Stock of such class prior to the time of the actual sale.

          (b)  The term "Qualifying Sale" shall mean (i) any sale or transfer of
                                                      -
     Common Stock proposed to be made by
     the C&D Fund at any time after the C&D Fund has sold or transferred in the aggregate at least the Qualifying Number of shares of Class A Common Stock or (ii) in the event that prior to the sale or transfer by the C&D Fund of an aggregate of the Qualifying Number of shares of Class A Common Stock, the C&D Fund proposes to sell or transfer a number of shares of Class A Common Stock which when combined with any prior sales or transfers of such shares by the C&D Fund exceeds the Qualifying Number, the sale or transfer of a number of shares (the "Excess Number") equal to the excess of (A) the sum of any shares previously sold or transferred by the C&D Fund and the aggregate number of shares proposed to be sold or transferred in such contemplated sale, over (B) the Qualifying Number of shares. In determining whether there is a "Qualifying Sale", equitable adjustments shall be made to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

          (c) The obligation of the C&D Fund and the rights of the holders of Registrable Securities pursuant to this Section 4 will not apply to any sale or transfer by the C&D Fund pursuant to a distribution to the public (whether pursuant to a registered public offering or pursuant to Rule 144 or otherwise (but not pursuant to Rule 144A under the Securities Act or any successor provision)). Any shares referred to, or covered by any sale, transfer or distribution referred to, in the preceding sentence shall not be included in the computation of "Qualifying Sale."

          (d) The only Registrable Securities eligible to participate in the sale contemplated by Section 4(a) shall be shares of Class A Common Stock and shares of Class B Common Stock.

          5.  Investors' Rights to Purchase Additional Capital Stock.
              ------------------------------------------------------

          5.1.  C&D Sale.  If at any time after the date of this Agreement and
                --------
prior to the establishment of a Public Market with respect to the Common Stock, the Company shall propose to issue any shares of its capital stock (or any securities that may be exchanged for or converted into such capital stock) to the C&D Fund or any Affiliate of the C&D Fund (a "C&D Sale"), the Company shall offer to each holder of Registrable Securities that is an accredited investor (as such term is defined in Rule 501 of Regulation D under the Securities Act) the right to purchase that number of additional shares of the Company's capital stock (or such other security), on the same terms and conditions as the proposed C&D Sale, such that such holder would have the opportunity to hold the same percentage of shares of the Company's capital stock (on a fully-diluted basis) after giving effect to the C&D Sale, as such holder held immediately prior thereto (an "Offer"). Notwithstanding the foregoing, none of the following transactions shall constitute a C&D Sale: the issuance by the Company of any shares of its capital stock (or any securities that may be exchanged for or converted into such capital stock) (A) pursuant to the transactions described in
Section 1, (B) in exchange for Class A Common Stock or (C) upon conversion of Class B Common Stock.

          5.2.  Offer Procedures.  The Company shall make an Offer by delivering
                ----------------
to each holder of Registrable Securities at least 30 business days' prior written notice of the proposed C&D Sale. Such notice will identify the number of shares or amount of securities to be issued (the "Offered Securities"), the proposed date of issuance and the price and other terms of the issuance. Such notice will also include an offer to sell to each such holder that number of the Offered Securities such that such holder would have the opportunity to hold the same percentage of shares of the Company's capital stock (on a fully diluted basis) after giving effect to the C&D Sale, as such holder had immediately prior thereto (such holder's "Proportionate Share"), at the same price and on the same other terms as are proposed for such C&D Sale, which offer by its terms shall remain open for a period of 15 business days from the date of receipt of such notice. Each such holder shall give notice to the Company of its intention to accept an Offer prior to the end of the 15-business day period of such Offer, setting forth such portion of the Offered Securities which such holder elects to purchase. If any holder fails to subscribe for its Proportionate Share of the Offered Securities, the other subscribing holders shall be entitled to purchase such Offered Securities as are not subscribed for by such holder in such proportion of the Offered Securities as they shall have theretofore agreed to purchase until there are no unmet demands of subscribing holders or all Offered Securities shall have been subscribed for. The Company shall notify each holder five business days following the expiration of the 15-business day period described above of the amount of Offered Securities which each such holder may purchase pursuant to the foregoing sentence, and each such holder shall then have 10 business days from the delivery of such notice to indicate such additional amount, if any, that such holder wishes to purchase. Upon the closing of the C&D Sale as to which the Company has given notice, such holder shall purchase from the Company, and the Company shall sell to such holders, the Offered Securities subscribed for by such holders on the terms specified in the Offer, which shall be the same terms at which all other persons or entities acquire such securi ties in connection with such sale or issuance. In the event that such holders do not subscribe for all of the Offered Securities, the Company shall have 30 business days from the end of the foregoing 15-business day or 30-business day period, whichever is applicable, to sell all or any part of such Offered Securities as to which such holders have not accepted an Offer to any other persons or entities, in all material respects on terms and conditions that are no more favorable to such other persons or entities or less favorable to the Company than those set forth in the Offer. Any Offered Securities not purchased by such holders or other persons or entities in accordance with this Section 5 may not be sold or otherwise disposed of by the Company until they are again offered to such holders under the procedures specified in this Section 5. Holders of Registrable Securities shall only be eligible to acquire shares of the Company's Common Stock pursuant to Section 5.1 with respect to shares of Class A Common Stock or shares of Class B Common Stock held immediately prior to delivery of notice of its intention to accept an Offer.

          6.  Designation of Directors.  Each holder of Registrable Securities
              ------------------------
agrees that so long as the C&D Fund owns any securities of the Company and the Common Stock is not registered under the Exchange Act, the C&D Fund shall have the right to designate at all times at least one director of the Company and such additional rights as are set forth in the Fund Stock Subscription Agreement. In addition, to the extent that the C&D Fund exercises its rights described in the foregoing sentence, each holder of Registrable Securities agrees to vote any shares of Common Stock held by it as may be necessary to elect directors of the Company who include the designees of the C&D Fund.

          7.  Miscellaneous.
              -------------

          7.1.  Rule 144; Legended Securities; etc.  If the Company shall have
                ----------------------------------
filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities (other than a registration statement pursuant to a Special Registration) the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b)
             -                                                               -
any successor rule or regulation hereafter adopted by the Securities and Exchange Commission.

          The Company agrees that it will not issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless such shares have been sold to the public pursuant to an effective registration statement under the Securities Act or Rule 144, or unless otherwise permitted under the Securities Act and the holder of such shares expressly so requests in writing.

          7.2.  Amendments and Waivers.  This Agreement may be amended, and the
                ----------------------
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least a majority of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7.2, whether or not such Registrable Securities shall have been marked to indicate such consent.

          7.3.  Nominees for Beneficial Owners.  In the event that any
                ------------------------------
Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          7.4.  Successors, Assigns and Transferees.  This Agreement shall be
                -----------------------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

          7.5.  Notices.  All notices, requests, demands or other communications
                -------
provided for hereunder shall be in writing and shall be deemed to have been duly given to any party (a) when delivered personally (by courier service or
                    -
otherwise), (b) when delivered by telex and confirmed by receipt of the proper
             -
telex answerback, (c) five days after being mailed by first class mail, postage
                   -
prepaid (registered or certified mail, return receipt requested), (d) when
                                                                   -
receipt acknowledged, if telecopied, or (e) the next business day after timely
                                         -
delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the applicable address set forth beneath its name on the schedules hereto, or to such other address as such party may have designated to the Company in writing, or if to any other holder of Registrable Securities at the address of such holder in the stock record books of the Company, and if to the Company or the C&D Fund to the following addresses:

          (i)  if to the Company, to:

               RACI Holding, Inc.

               c/o Remington Arms Company, Inc.
               1007 Market Street
               Wilmington, Delaware 19898
               Attention:  Chairman
               ---------

         (ii)  if to the C&D Fund, to:

               The Clayton & Dubilier Private Equity
                 Fund IV Limited Partnership
               270 Greenwich Avenue
               Greenwich, Connecticut  06830
                 Attention:  Clayton & Dubilier Associates IV
                 ---------
                                Limited Partnership
                              Attention:  Joseph L. Rice, III

  or at such other address or addresses as the Company or the C&D Fund, as the case may be, may have designated in writing to each holder of Registrable Securities at the time outstanding. Copies of any notice or other communi-cation given under the Agreement shall also be given to:

                 Clayton, Dubilier & Rice, Inc.
                 126 East 56th Street
                 New York, New York  10022
                 Attention:   Richard C. Dresdale
                 ---------
                 Telecopier:  (212) 752-7629

                 and

                 Debevoise & Plimpton
                 875 Third Avenue
                 New York, New York  10022
                 Attention:  Franci J. Blassberg, Esq.
                 ---------
                 Telecopier:  (212) 909-6836

            7.6.  Descriptive Headings.  The descriptive headings of the several
                  --------------------
  sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            7.7.  Governing Law.  This Agreement shall be construed and enforced
                  -------------
  in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without regard to principles of conflicts of laws.

            7.8.  Counterparts.  This Agreement may be executed simultaneously
                  ------------
  in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counter parts shall together constitute one and the same instrument.

            7.9.  No Inconsistent Agreements.  The Company will not hereafter
                  --------------------------
  enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

            7.10.  Severability.  Whenever possible, each provision of this
                   ------------
  Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            7.11.  Remedies; Attorneys' Fees.  Each holder of Registrable
                   -------------------------
  Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and other available remedy.

            7.12.  Stock Splits, etc.  Each holder of Registrable Securities
                   -----------------
  agrees that it will vote to effect a stock split or combination with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split or combination would facilitate or increase the likelihood of success of the offering. Each holder of

  Registrable Securities agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

            7.13.  Term.  This Agreement shall be effective as of the date
                   ----
  hereof and shall continue in effect thereafter until the earliest of (a) its
                                                                        -
  termination by the consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain
                           -
  outstanding and (c) the dissolution, liquidation or winding up of the Company.
                   -

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.


                        RACI HOLDING, INC.

                            /s/ Joseph L. Rice, III
                        By:___________________________________
                           Name: Joseph L. Rice, III
                           Title: President


                        THE CLAYTON & DUBILIER PRIVATE
                           EQUITY FUND IV LIMITED PARTNERSHIP


                        By:  Clayton & Dubilier Associates IV
                               Limited Partnership, the
                               General Partner

                            /s/ Joseph L. Rice, III
                        By:__________________________________
                                 a general partner



  Acknowledgment and Consent
  --------------------------

  The undersigned hereby acknowledges,
  consents to and agrees to perform all
  of the obligations relating to the under-signed arising under or contemplated by Sections 3.4(b) and 3.7 of the foregoing
  Agreement, and any similar obligations
  that it may be requested to undertake in connection with any offering and issuance of equity securities by RACI Holding, Inc.


  RACI ACQUISITION CORPORATION
  (to be renamed Remington Arms Company, Inc.)

     /s/ Joseph L. Rice, III
  By:_________________________
     Name:
     Title